Exhibit 4.11

English Summary of Documents in Hebrew

Agreement, dated July 2, 2025, between Tel Aviv-Jaffa Municipality, Israel Electric Company Ltd., Check Point Software Technologies Ltd. and Israel Canada Shelf 3, Limited Partnership (“Purchase Agreement”)

and

Long-Term Lease Agreement, dated July 2, 2025, between Tel Aviv-Jaffa Municipality, Check Point Software Technologies Ltd. and Israel Canada Shelf 3, Limited Partnership (“Long-Term Lease Agreement”)

Date: July 2, 2025

Parties to Purchase Agreement:

•	Tel Aviv-Jaffa Municipality (land owner and lessor) (the “Tel Aviv Municipality”)
•	Israel Electric Company Ltd. (land lessee) (“IEC”)
•	Check Point Software Technologies Ltd. (purchaser of leasing rights to the land) (“Check Point”)
•	Israel Canada Shelf 3, Limited Partnership (purchaser of leasing rights to the land) (“Israel Canada”)

Parties to Long-Term Lease Agreement:

•	Tel Aviv Municipality (land owner and lessor)
•	Check Point (lessee of land)
•	Israel Canada (lessee of land)

Land: Subsection 201, Plots 11 (in full) and 40 (in part), Lot 7095 – Tel Aviv, Israel (the “Land”)

Key Terms:

•	Purchase of Leasing Rights:
o
Following the selection as the winning bid in the tender, Check Point and Israel Canada are purchasing from the Tel Aviv Municipality and the IEC the right to lease the Land from the Tel Aviv Municipality pursuant to a long-term pre-paid lease.

•	Purchase Price:
o	Aggregate purchase price of NIS 818,000 plus linkage and VAT
o	Check Point portion of the aggregate purchase price – NIS 500,000 plus linkage and VAT
o	Purchase price payable on the date the Agreement is signed.
o	Purchase taxes payable by the purchasers.

•	New Long-Term Lease Agreement:
o	The Tel Aviv Municipality, as lessor, and Check Point and Israel Canada, as lessees, are also entering into a new Long-Term Lease Agreement providing for the new long-term pre-paid lease terms.

•	Long-Term Pre-Paid Lease:
o	Initial Term: Until August 31, 2108 (prepaid)
o	Extension Option: Check Point has an option to extend the lease term for an additional 49 years based on terms and prices as shall be customary with the Tel Aviv Municipality at such time.